CONSENT OF INDEPENDENT ACCOUNTANTS



            We consent to the inclusion in this registration statement on Form S-3 of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 31, 1998 on our audits of the financial statements of Xybernaut Corporation. We also consent to the reference to our firm under the caption "Experts".






                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                        Coopers  & Lybrand



McLean, VA
May 7, 1998